Exhibit 99.1
Holly Corporation Announces That Chairman is Hospitalized in London
10/4/2006
Dallas, Texas — Holly Corporation (NYSE “HOC”) today announced that Lamar Norsworthy, currently Chairman of the Board of Holly Corporation and the Company’s previous chief executive officer from 1971 to 2005, became suddenly ill in London yesterday and is currently in intensive care in a London hospital.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 82,000 barrels per day (‘bpd’) refinery located in Artesia, New Mexico and a 26,000 bpd refinery in Woods Cross, Utah. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P.
FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and Chief Financial Officer
M. Neale Hickerson, Vice President-Investor Relations
Holly Corporation
214-871-3555